Item 77C for Cash Management Fund, Cash
Reserves Fund Institutional, and Deutsche
Money Market Series (each a series of DWS
Money Market Trust)


A special Meeting of Shareholders (the "Meeting") of Cash Management Fund, Cash Reserves Fund
Institutional, and Deutsche Money Market Series
(each, a "Fund" and together, the "Funds") was called to order on December 21, 2015 at the offices of Deutsche Investment Management Americas
Inc., 345 Park Avenue, New York, New York
10154. At the Meeting, the following matter was voted upon by the shareholders of Cash
Management Fund.

Cash Management Fund:

1.	Approval of a Revised Fundamental
Investment Policy Relating to
Concentration.


Number of Votes:
For
Against
Abstain
Broker
Non-
Votes*
1,384,235,794
0
0
0

The Meeting was adjourned until, and reconvened on, January 28, 2016 to permit the solicitation of additional votes for Cash Reserves Fund
Institutional and Deutsche Money Market Series.
At the Meeting, the following matter was voted upon by the shareholders of each Fund.

Cash Reserves Fund Institutional:

1.	Approval of a Revised Fundamental
Investment Policy Relating to
Concentration.


Number of Votes:
For
Against
Abstain
Broker
Non-
Votes*
645,776,447
361,997
0
0


Deutsche Money Market Series:

1.	Approval of a Revised Fundamental
Investment Policy Relating to
Concentration.


Number of Votes:
For
Against
Abstain
Broke
r Non-
Votes*
6,182,079,91
1
4,371,43
6
2,197,324,94
3
0

*	Broker non-votes are proxies received by the
funds from brokers or nominees when the
broker or nominee neither has received
instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote in a particular matter.


Cash Management Fund, Cash Reserves Fund
Institutional, and Deutsche Money Market Series are each a "feeder fund" that pursues its investment objective by investing substantially all of its assets in a "master portfolio," the Cash Management
Portfolio (the "Portfolio"). The Portfolio also held a meeting of its shareholders on December 21, 2015, which was adjourned until, and reconvened on, January 28, 2016. At the meeting of the Portfolio, each feeder fund also approved the revised fundamental investment policy relating to concentration on behalf of the Portfolio.




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